Exhibit 99.1

Platform Specialty Products Corporation
Announces Pricing of a $350 Million Public Offering of Common Stock
WEST PALM BEACH, September 15, 2016 -- Platform Specialty Products Corporation (NYSE:PAH) (“Platform”) today announced the pricing of an underwritten public offering of 42,424,242 shares of its common stock at a public offering price of $8.25 per share. The gross proceeds to Platform from this offering are expected to be approximately $350 million, before deducting underwriting discounts and commissions and offering expenses payable by Platform. Platform has granted to the underwriters a 30-day option to purchase an additional 6,363,636 shares of its common stock. All of the shares of common stock to be sold in the offering are to be sold by Platform. The offering is expected to close on or about September 21, 2016, subject to customary closing conditions.
Platform intends to use the net proceeds from the offering for general corporate purposes, including, but not limited to, the alternative settlement of certain obligations relating to Platform’s shares of Series B convertible preferred stock.
Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and UBS Securities LLC are acting as joint book-running managers for the offering. Nomura Securities International, Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Citizens Capital Markets, Inc., Credit Agricole Securities (USA) Inc., Morgan Stanley & Co. LLC, BTIG, LLC and CJS Securities, Inc., are acting as co-managers for the offering.
A shelf registration statement on Form S-3 relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2016, and declared effective by the SEC on July 26, 2016. The offering of the shares of common stock is being made only by means of a preliminary prospectus supplement and accompanying prospectus, copies of which may be obtained on the SEC’s website located at http://www.sec.gov. A final prospectus supplement related to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the shares of common stock being offered may also be obtained from Credit Suisse at Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, telephone: 1-800-221-1037, email: newyork.prospectus@credit-suisse.com.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Platform
Platform is a global, diversified producer of high-technology specialty chemicals and a provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agricultural, animal health, electronics, graphic arts, plating, and offshore oil and gas production and drilling.
Forward-looking Statements
This press release contains forward-looking statements, including, but not limited to, statements regarding Platform's proposed public offering of shares of its common stock and the anticipated closing date and use of proceeds of this offering. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, market and other general economic conditions, Platform's and the underwriters' ability to satisfy the conditions required to close the offering and Platform's future availability of equity or debt financing needed to fund its growing business. These forward-looking statements are made as of the date of this press release and Platform assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements. Investors should refer to the risk factors set forth in the registration statement filed by Platform with the SEC on July 12, 2016, as amended and/or supplemented, and periodic reports and other documents filed by Platform with the SEC, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2015, and its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016.
CONTACT:

Investor Relations Contact:

Carey Dorman
Director - Corporate Development
Platform Specialty Products Corporation
1-561-406-8465

Media Contact:

Liz Cohen
Weber Shandwick
1-212-445-8044